As filed with the Securities and Exchange Commission on June 23, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

TERRAN ORBITAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	98-1572314
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6800 Broken Sound Parkway NW, Suite 200

Boca Raton, Florida, 33487

(561) 988-1704

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

TERRAN ORBITAL CORPORATION 2021 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Marc H. Bell

6800 Broken Sound Parkway NW, Suite 200

Boca Raton, Florida, 33487

Tel: (561) 988-1704

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rosa A. Testani, Esq. Jonathan R. Pavlich, Esq. Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Tel: (212) 872-1000	James S. Black Senior Vice President and General Counsel Terran Orbital Corporation 6800 Broken Sound Pkwy NW, Suite 200 Boca Raton, Florida 33487 Tel: (561) 988-1704

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Terran Orbital Corporation, a Delaware corporation (the “Company”), is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register 4,275,113 additional shares of common stock, par value $0.0001 per share (the “common stock”) available for issuance under the Company's 2021 Omnibus Incentive Plan (the “2021 Plan”), pursuant to the evergreen provisions of the 2021 Plan providing for an annual 3% automatic increase in the number of shares reserved for issuance under the 2021 Plan.

In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Company’s prior registration statement on Form S-8 filed with the SEC on June 24, 2022 (Registration No. 333-265837), except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

a)
the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) filed with the SEC on March 23, 2023 pursuant to Section 13 of the Exchange Act;
b)
the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023;
c)
the Company’s Current Reports on Form 8-K (File No. 001-40170) filed with the SEC on February 22, 2023, May 5, 2023, May 30, 2023 and June 14, 2023 (other than any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01);
d)
the description of common stock contained in the Company's registration on Form 8-A (File No. 001-40170) filed with the SEC on March 4, 2021 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.6 to the Annual Report; and
e)
all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

		Incorporated by Reference
Exhibit No.	Description	Form	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation.	8-K	3.1	5/5/2023
4.2	Bylaws of Terran Orbital Corporation.	8-K	3.2	3/28/2022
4.3	Terran Orbital Corporation 2021 Omnibus Incentive Plan.	8-K	10.13	3/28/2023
5.1*	Opinion of James S. Black regarding the validity of the shares of the Company’s common stock registered hereby.
23.1*	Consent of KPMG LLP.
23.2*	Consent of James S. Black (included with the opinion filed as Exhibit 5.1).
24.1	Power of Attorney.	S-8	24.1	6/24/2022
107*	Calculation of Registration Fee.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 23, 2023.

TERRAN ORBITAL CORPORATION

By:	/s/ Marc H. Bell
Marc H. Bell Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc H. Bell	Chairman and Chief Executive Officer	June 23, 2023
Marc H. Bell	(Principal Executive Officer)

/s/ Gary A. Hobart	Chief Financial Officer, Executive Vice President and Treasurer	June 23, 2023
Gary A. Hobart	(Principal Financial Officer)

/s/ Mathieu Riffel	Vice President and Controller	June 23, 2023
Mathieu Riffel	(Principal Accounting Officer)

*	Vice Chairman	June 23, 2023
Daniel Staton

*	Director	June 23, 2023
James LaChance

*	Director	June 23, 2023
Richard Newton

*	Director	June 23, 2023
Tobi Petrocelli

*	Director	June 23, 2023
Douglas Raaberg

*	Director	June 23, 2023
Stratton Sclavos

*	Director	June 23, 2023
Thomas Manion

*By:	/s/ Marc H. Bell
Marc H. Bell
Attorney-in-fact